UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2023
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Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL	60614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.01 Changes in Control of Registrant

As a result of the previously disclosed closing of the private placement (the “Private Placement”) to CBI USA, Inc. (“CBI”) on February 24, 2023 pursuant to the Securities Purchase Agreement dated September 26, 2022 (the “SPA”), CBI is the beneficial owner of 50.4% of the Company’s outstanding shares. As previously disclosed, pursuant to the board designation rights of CBI under the SPA, CBI designated three members to the Company’s board of directors effective as of February 24, 2023.

CBI funded the acquisition pursuant to the Securities Purchase Agreement through a loan from an affiliate, Daehan Green Power Corporation (“DGP”). DGP is a Republic of Korea listed company that has overlapping board members with CBI Co., Ltd. (“CBI Co”), CBI’s Korean listed parent company, and the Chief Executive Officer of DGP is also the Chief Executive Officer of CBI and CBI Co. In addition, CBI Co is a significant investor in DGP. DGP provided a loan to CBI on February 22, 2023 in the form of an exchangeable bond in the principal amount of $5,440,000. The note has a two-year term, a 0% coupon and yield to maturity of 5% per annum. DGP would have the option to exchange the note for 3,400,000 shares of Common Stock of the Company from the three months of issuance to five business days before the maturity date. The Company believes CBI intends to repay the note prior to DGP exercising the option to exchange with shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Election of Cheolho Jo and Seung Soo Shin to the Board of Directors

The Board appointed Cheolho Jo and Seung Soo Shin to the Board, effective February 27, 2023. Mr. Jo will serve as a Class I director for a term expiring at the Company’s 2024 annual meeting of stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Mr. Shin will serve as a Class II director for a term expiring at the Company’s 2025 annual meeting of stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Mr. Jo will serve on the Audit Committee of the Board. Mr. Shin will serve as the Chairman of the Board. Mr. Shin is affiliated with a major shareholder of CBI Co. Otherwise, Mr. Jo and Mr. Shin were not selected pursuant to any arrangement or understanding between each of them and any other person.

For his service on the Board, each of Mr. Jo and Mr. Shin will receive an annual retainer of $20,000. The Company also intends to enter into the Company’s standard form of indemnification agreement with Mr. Jo and Mr. Shin.

There are no family relationships between any of Mr. Jo or Mr. Shin and any director or executive officer of the Company, and each of Mr. Jo and Mr. Shin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Reconstitution of Board Committees

As a result of the previously disclosed and above-mentioned changes to the Board and the closing of the Private Placement, the Company intends to rely on Nasdaq’s controlled company exemptions from the requirements to have a majority independent board and the requirements with respect to independent compensation committees and independent nominating committees or functions. As a result, the committees of the Board were reconstituted effective February 27, 2023 as set forth below.

•The Audit Committee is comprised of Mr. Lee (chair), Mr. Ahn and Mr. Jo. The Board determined that each of them satisfies the independence and other requirements of Nasdaq with respect to audit committee membership.
•The Compensation Committee and the Nominating and Corporate Governance Committee were dissolved.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements including, but not limited to, those regarding the Company’s belief regarding CBI’s intention to repay the note prior to the exchange right being exercised. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, but not limited to: whether the note will be exchanged to Company shares; whether the Company will remain eligible to rely on the controlled company exemptions; the possibility of litigation (including related to the Private Placement or change in control); and other risks described in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Except as required under applicable law, the Company undertakes no obligation to update any forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2023	EXICURE, INC.

	By:	/s/ Elias D. Papadimas
Elias D. Papadimas
Chief Financial Officer